SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 8, 2004

                                 MODENA 2, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            DELAWARE                    000-50494              98-0412432
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)    (IRS EMPLOYEE
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                           1 Innwood Circle, Suite 103
                           Little Rock, Arkansas 72211
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (501) 223-3310
                            (ISSUER TELEPHONE NUMBER)

                        6540 E. Hastings St. #615 Burnaby
                            British Columbia V5B 4Z5
                                (FORMER ADDRESS)

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FORWARD LOOKING STATEMENTS

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

     Pursuant to the terms of a Stock Purchase Agreement, Gary Moore and Don Bratcher each purchased 50,000 shares of the Company's issued and outstanding common stock from Chris Penner, the sole officer, director and shareholder of the Company. The total of 100,000 shares represents all of the Company's outstanding common stock. Gary Moore and Don Bratcher paid a total of $36,000 to Chris Penner for his shares. As part of the Acquisition and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

     o Chris Penner resigned as the Company's President, Chief Executive Officer, Chief Financial Officer and Secretary effective September 8, 2004.

     o Gary Moore was appointed as the Company's Chief Executive and President Officer as of September 8, 2004 and Don Bratcher was appointed as the Company's Chief Financial Officer and Vice President as of September 8, 2004.

     o Further, the total number of directors were increased to two and Gary Moore and Don Bratcher were appointed as directors of the Company.

     o Chris Penner then resigned as a member of the board of directors of the Company.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Chris Penner resigned as the Company's sole director effective as of September 8, 2004. The resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     Chris Penner resigned as the Company's President, Chief Executive Officer, chief Financial Officer and Secretary effective September 8, 2004.

     Gary Moore was appointed as the Company's Chief Executive and President Officer as of September 8, 2004 and Don Bratcher was appointed as the Company's Chief Financial Officer and Vice President as of September 8, 2004.

     Gary Moore. Gary Moore brings to the Company more than 25 years experience in the banking industry. Mr. Moore is the President and is responsible for the development and infrastructure of ePS which is a merchant service provider and a regional bank. He was the co-founder of AMDS which is a merchant service provider for credit card processing. He sold his interest in AMDS to his partners in June 2003. Prior to such time he was the head government bond trader for Union Planter Bank where he managed bond positions and traded over a billion bonds monthly. He was also employed in the mortgage division of Union Planters where his responsibilities included correspondent banking and developing relationships with regional banks. He received his degree in Journalism/Public Relations from the University of Memphis in 1976.

     Don Bratcher. Mr. Bratcher has over 25 years experience in finance and has served in various capacities at both small and large companies. He is presently self-employed as a Futures and Options Trader. From 1993-2004 he acted as Examiner In-Charge and Examiner on behalf of various state insurance departments for financial condition examinations of insurance companies participating in all phases of the examination process. In such capacities he performed in-house desk audits and financial analysis of both domestic and foreign insurers. Prior to such time he was the Senior Insurance Examiner for the Arkansas Insurance Department, Little Rock, AR. He was responsible for the supervision and participation in the examination of domestic and foreign insurance companies to determine financial condition and compliance with Arkansas insurance law. Mr. Bratcher is a Certified Financial Examiner and Member of the Arkansas Society of Certified Public Accountants.

     No transactions occurred in the last two years to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.


(a) Financial Statements of Business Acquired.


         Not applicable.


(b) Pro Forma Financial Information.


         Not applicable.

 (c) Exhibits.

2.1 Stock Purchase Agreement dated as of September 8, 2004 between Christopher Penner and Gary Moore.

2.2 Stock Purchase Agreement dated as of September 8, 2004 between Christopher Penner and Don Bratcher.


                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Modena 2, Inc.

                                                  By: /s/ Gary Moore
                                                  --------------------------
                                                          GARY MOORE
                                                          CEO


Dated: September 10, 2004